Information Regarding Joint Filers

Designated Filer of Form 4: Thomas Donino

Date of Earliest Event Requiring Statement: March 9, 2006

Issuer Name and Ticker Symbol: Enerteck Corporation (ETCK.OB)

Names: BATL BioEnergy LLC

Address: 7 Lakeside Drive
         Rye, New York 10580

Signatures:

The undersigned, BATL BioEnergy LLC, is jointly filing the attached Statement of Changes in Beneficial Ownership on Form 4 with Thomas Donino with respect to the beneficial ownership of securities of Enerteck Corporation.

                                                     BATL BIOENERGY LLC


                                                     By: /s/ Thomas Donino
                                                         -----------------------
                                                     Name:  Thomas Donino
                                                     Title: Manager